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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-92325) pertaining to the Inforte Corp. Amended and Restated 1997 Compensation Plan and in the Registration Statement on Form S-8 (Registration No. 333-92325) pertaining to the Inforte Corp. Amended and Restated Employees Stock Purchase Plan, of our report dated January 25, 2001, with respect to the financial statements incorporated herein by reference, and our report included in this Annual Report (Form 10-K).

                                          /s/ Ernst & Young LLP
                                          Ernst & Young LLP

Chicago, Illinois
March 15, 2001